UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): December 28, 2006

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02.	Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Deferred Compensation Plan

On December 28, 2006, the Board of Directors of Cal-Maine Foods, Inc. (the “Company”) approved the Cal-Maine Foods, Inc. Deferred Compensation Plan (the “Plan”), an unfunded deferred compensation plan designed to provide deferred compensation for a select group of management or highly compensated employees of the Company. The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, or subject to provisions of the Employment Retirement Income Security Act of 1974, as amended, as set forth in the Plan.

A committee of three persons (the “Committee”) appointed by the Board of Directors will administer the Plan. The Committee is the named fiduciary and administrator under the Plan and in general is responsible for the management and administration of the Plan. The Chief Executive Officer of the Company may remove, with or without cause, any member of the Committee, and name his or her successor, and fill any vacancy caused by death, resignation or any other reason. The members of the Committee currently are Fred R. Adams, Jr., Chairman of the Board and Chief Executive Officer, Adolphus B. Baker, President, Chief Operating Officer and Director, and Timothy A. Dawson, Vice President, Chief Financial Officer, Secretary and Director of the Company.

Eligibility to participate in the Plan is limited to salaried employees of the Company who are management or highly compensated employees, as selected by the Committee (“Participants”). A book reserve account, or “Deferred Compensation Account,” will be established for each Participant for the purposes of determining deferred compensation payable to the Participant based on “Employer Contribution Credits” that are based on a percentage of the Participants base salary, other “Employer Credits” determined in the Committee’s discretion, and “Investment Credits” measured by the performance of an investment fund, as provided in the Plan. A Participant’s interest in the Plan will be 100% vested at all times.

Deferred compensation benefits under the Plan will be payable upon termination of employment for any reason involving separation from service, as determined by the Committee. Benefit payments will be made in a single lump sum, or in annual installments as provided in the Plan, subject to permitted delays in payment in specified circumstances. Payments, in any case, will be made in a single lump sum if a Participant terminates employment before age 55 for reasons other than death or disability, or if the value of the Participant’s account is $10,000 or less upon termination of employment for any reason. All costs of the Plan will be borne by the Company.

The Plan may be amended or terminated by the Board at any time, without decreasing the interests of Participants. Participants are not conferred any right to continued employment with the Company, or any other rights against the Company except as specified in the Plan. A copy of the Plan is filed with this Form 8-K as Exhibit No. 10.15. As of the date of this Form 8-K, there are no Participants under the Plan.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.15	Deferred Compensation Plan, dated December 28, 2006.

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.
Date: January 4, 2007

By:  /s/ Fred R. Adams, Jr.

Fred R. Adams, Jr.
Chairman of the Board and Chief Executive Officer